EXHIBIT 32

Certification Of Executive Officers Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. section 1350, each of the undersigned officers of Affinia Group Intermediate Holdings Inc. (the ‘‘Company’’) hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the period ended December 31, 2007 (the ‘‘Report’’) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In connection with the Annual Report on Form 10-K of Affinia Group Intermediate Holdings Inc. (the ‘‘Company’’) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), Terry R. McCormack, as Chief Executive Officer and Thomas H. Madden, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/    Terry R. McCormack
Terry R. McCormack
President, Chief Executive Officer, and Director

(Principal Executive Officer)
March 11, 2008

/s/    Thomas H. Madden
Thomas H. Madden
Senior Vice President and Chief Financial Officer

(Principal Financial Officer)
March 11, 2008

*The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.